**LV ADMINISTRATIVE SERVICES, INC., AS AGENT**
**335 MADISON AVENUE, 10TH FLOOR**
**NEW YORK, NEW YORK 10017**

**VIA FACSMILE AND FEDERAL EXPRESS**

January 30, 2009

Incentra Solutions, Inc.
1140 Pearl Street
Boulder, Colorado 80302
Attn: Matthew G. Richman

Dear Mr. Richman:

Reference is hereby made to (i) that certain Security Agreement, dated as of February 6, 2006 by and among Incentra Solutions, Inc. (f/k/a Front Porch Digital, Inc.) a Nevada corporation (the "**Parent**"), Network System Technologies, Inc., an Illinois corporation ("**NST**"), Incentra Solutions of the Northwest, Inc., an Oregon corporation (consisting of the merged predecessor entities of Tactix, Inc. and PWI Technologies ("**PWI**"), hereinafter referred to as "**ISNW**"), Incentra Solutions of the Northeast, Inc., a Delaware corporation ("**ISNE**"), Incentra Solutions of California, Inc., a Delaware corporation (consisting of the merged predecessor entities of Incentra Solutions of California, Inc. and Incentra Helio Acquisition Corp., hereinafter referred to as as "**ISC**"), ManagedStorage International, Inc., a Delaware corporation ("**MSI**"), Incentra Solutions International, Inc., a Delaware corporation ("**ISI**"), Sales Strategies, Inc., a New Jersey corporation ("**SSI**" and together with Parent, NST, ISNW, ISNE, ISC, MSI, and ISI, the "**Companies**", and individually each a "**Company**") and Laurus Master Fund, Ltd. (In Liquidation) ("**Laurus**") (as amended, modified and/or supplemented from time to time, the "**Security Agreement**"), (ii) that certain Secured Revolving Note, dated as of February 6, 2006, issued by the Parent, PWI, ISC, MSI and ISI to Laurus and subsequently assigned in full to Valens Offshore SPV II, Corp. ("**Valens Offshore II**") and Valens U.S. SPV I, LLC ("**Valens US**")(as amended, modified and/or supplemented from time to time, the "**Revolving Note**"), (iii) that certain Securities Purchase Agreement, dated as of July 31, 2007, issued by the Parent to Calliope Capital Corporation ("**CCC**") (as amended, modified and/or supplemented from time to time, the "**Purchase Agreement**") and (iv) that certain Secured Term Note, dated as of July 31, 2007, issued by the Parent to CCC and subsequently assigned in full to each of Valens Offshore SPV I, Ltd ("**Valens Offshore I**") and PSource Structured Debt Limited ("**Psource**") (as amended, modified and/or supplemented from time to time, the "**Term Note**" and together with the Security Agreement, the Revolving Note, the Purchase Agreement, the Ancillary Agreements referred to in the Security Agreement and the Related Agreements referred to in the Purchase Agreement, the "**Documents**"). As you have already been advised, LV Administrative Services, Inc. has been appointed as administrative and collateral agent for each Valens Offshore II, Valens US, Valens Offshore I and Psource (the "**Agent**" and together with Valens Offshore II, Valens US, Valens Offshore I and Psource, the "**Creditor Parties**"). All capitalized terms used herein

and not defined herein shall have the meanings ascribed to such terms in the Documents, as applicable.

Please be advised that certain Events of Default have occurred and are continuing beyond any applicable cure or grace period under one or more of the Documents including, without limitation, Events of Default arising under Sections 19(g), 19(i) and 19(j) of the Security Agreement and Section 2.1(d) of the Term Note (the "**Existing Defaults**"). Please be advised that the occurrence and continuance of the Existing Defaults entitles the Creditor Parties to exercise its rights and remedies under the Documents and applicable law including, without limitation, (i) the rights to declare all Obligations due and payable and (ii) the right to enforce and exercise any and all of its rights, remedies, liens and security interests under the Documents.

Based upon the occurrence of the Existing Defaults described above, which Existing Defaults have not been otherwise cured or waived and continue to exist as of the date hereof, and the Companies' failure to cure such Existing Defaults, the Companies are hereby notified that all obligations and liabilities owing by the Companies to the Creditor Parties under the Documents are hereby accelerated. Demand is hereby made on each Company that the sum of $35,756,407.30 (constituting all obligations and liabilities of the Companies to the Creditor Parties if paid in full on January 30, 2009) to be paid to Agent in immediately available funds (the "**Payment Amount**") no later than 5:00 p.m. (New York time) on February 3, 2009 (the "**Payment Date**"). In the event the Payment Amount is not so received by Agent by the Payment Date, the Creditor Parties shall exercise their rights and remedies against each Company, as applicable, under the Documents and applicable law and reserve the right to direct their counsel to immediately commence foreclosure proceedings against all assets of each Company, as applicable.

Nothing contained herein shall (a) limit in any manner whatsoever each party's obligation to comply with, and each Creditor Party's right to insist on each party's compliance with, each and every term of the Documents, or (b) constitute a waiver of any Existing Default, any other Event of Default or any right or remedy available to any Creditor Party, or of the Company's or any other person's obligation to pay and perform all of its obligations, in each case whether arising under any Document, applicable law and/or in equity, all of which rights and remedies howsoever arising are hereby expressly reserved, are not waived and may be exercised by the Creditor Parties at any time, and none of which obligations are waived.

Very truly yours,
**LV ADMINISTRATIVE SERVICES, INC., as Agent**

Name: Scott Bluestein
Title: Authorized Signatory